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                                                                    EXHIBIT 23.3


                   [RYDER SCOTT COMPANY PETROLEUM ENGINEERS]


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of KCS Energy, Inc. of information from our reserve report dated November 1, 1996 relating to the oil and gas reserves of KCS Energy, Inc. at July 1, 1996. We also consent to the references to us as experts under the heading "Reserve Engineers" and elsewhere in such Prospectus.


                                                     /s/ RYDER SCOTT COMPANY
                                                         PETROLEUM ENGINEERS

                                                         Ryder Scott Company
                                                         Petroleum Engineers

Houston, Texas
November 4, 1996